For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Solid Fourth Quarter 2021 Results

Warner Center Opening, Asset Recycling Will Deliver Value and Outsized Growth

WEST PALM BEACH, Fla., February 24, 2022—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the fourth quarter ended December 31, 2021.

Fourth Quarter 2021 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Increased 93 percent to $92 compared to the 2020 fourth quarter. Average daily rate (ADR) accelerated 36 percent to $141, and occupancy jumped 43 percent to 65 percent for the 40 comparable hotels owned as of December 31, 2021 (excludes one Austin hotel acquired in August 2021 that opened in June 2021).
•Net loss – Incurred a $11.4 million net loss compared to a net loss of $3.4 million in the 2020 fourth quarter. Net loss per diluted common share was $(0.27) versus net loss per diluted common share of $(0.07) for the same period last year.
•GOP Margin – Grew margins a significant 64 percent to a portfolio-wide GOP margin of 41 percent in the 2021 fourth quarter compared to 25 percent in the 2020 fourth quarter.
•Adjusted EBITDA – Jumped to $15.2 million from $0.2 million in the 2020 fourth quarter.
•Adjusted FFO – Swung significantly from negative FFO of $8.7 million in the 2020 fourth quarter to positive adjusted FFO of $6.1 million this year. Adjusted FFO per diluted share was $0.12, compared to an FFO loss of $(0.18) in the 2020 fourth quarter.
•Cash Flow/Burn Before Capital Expenditures – Generated fourth quarter 2021 cash flow before capital expenditures of $5.1 million which compares to $10.0 million in the 2021 third quarter, $4.0 million in the 2021 second quarter and cash burn of $7.6 million in the 2021 first quarter. Cash flow/burn includes $2.2 million of principal amortization per quarter.
•Amended and Extended Revolving Credit Facility – Amended and extended its credit facility successfully, extending the maturity date to March 2024, including extension options, and waived key financial covenants through June 30, 2022.

The following chart summarizes the consolidated financial results for the three months and year ended December 31, 2021, and 2020, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net loss	$(11.4)	$(3.4)	$(18.8)	$(77.0)
Diluted net loss per common share	$(0.27)	$(0.07)	$(0.46)	$(1.62)
GOP Margin	41.1%	24.9%	41.0%	32.2%
Hotel EBITDA Margin	30.8%	7.9%	29.2%	15.9%
Adjusted EBITDA	$15.2	$0.2	$48.4	$18.5
AFFO	$6.1	$(8.7)	$14.3	$(19.0)
AFFO per diluted share	$0.12	$(0.18)	$0.29	$(0.40)

Jeffrey H. Fisher, Chatham’s president and chief executive officer, highlighted, “Prior to the adverse impact on travel as a result of fears related to the COVID-19 Omicron variant, we were starting to see the return of the business traveler. Although that is going to impact our first quarter, we are starting to see trends rebound and believe we will experience a meaningful recovery in the business traveler starting in the spring and accelerating throughout 2022. Silicon Valley, our most significant market, is coming back to life in February, and we know some of our top clients there are resuming travel, opening offices and bringing back in-person internships this summer.

“Despite the recent sluggish RevPAR trend owing to the Omicron variant, I am really pleased with our operating margin performance and what that means for our best-in-class operating model moving forward. Our fourth quarter GOP margins were a strong 41 percent on RevPAR of $92, which is only down 100 basis points compared to our 2019 fourth quarter when RevPAR was 22 percent higher at $118. In December, our GOP margins were 330 basis points higher than our December 2019 GOP margins even though RevPAR was $17 lower. As we move forward, we certainly believe same store operating margins will be higher compared to pre-pandemic levels,” Fisher pointed out.

Post-Pandemic Balance Sheet Strength

Chatham is emerging from the pandemic with an even stronger balance sheet, more buying capacity and an even higher quality portfolio by executing numerous, meaningful transactions.

The company minimized cash burn throughout the pandemic by generating impressive operating results. Chatham was the second fastest hotel REIT to become corporate cash flow positive. In 2021, Chatham generated positive cash flow before capital expenditures of $12 million, and, excluding principal amortization, cash flow was $20 million. Since April 2020, essentially the start of the pandemic for Chatham’s portfolio, cumulative cash burn before capital expenditures was $16 million, but when excluding principal amortization, cash burn was zero, a remarkable achievement given the significant challenges faced during the worst era in the history of the lodging industry.

Chatham preserved its capital structure and enhanced its liquidity by generating increased liquidity of $185 million since the start of the pandemic through the issuance of $120 million of preferred equity in June 2021, the issuance of $25 million of common equity, the issuance of a $40 million loan on the Warner Center Development and getting multiple amendments to its credit facility that maintained its ability to opportunistically sell and buy hotels.

Since April 2020, Chatham has repaid a $13 million mortgage, paid principal amortization of almost $16 million and paid down borrowings on its credit facility by $103 million.

During 2021, the company acquired two high-quality, premium branded, extended-stay hotels in Austin, Texas, for $71 million. Additionally, Chatham completed and recently opened the Home2 Suites Woodland Hills Los Angeles. These three hotels are expected to generate a yield over eight percent in the first year of stabilized results. With these acquisitions, as well as the now opened extended-stay Home2 Suites, these hotels increase further Chatham’s exposure to high-quality, premium-branded, extended-stay hotels.

“It’s been an uncertain and tumultuous time in the lodging industry since early 2020. As we turn the page to 2022 healthier than most of our peers, I am thankful for the remarkable efforts of our teams at Chatham and Island, as well as their significant accomplishments that placed us in a great position moving forward with an outstanding portfolio. I am more energized than ever to deliver great results and meaningfully enhance shareholder value,” emphasized Fisher.

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 40 comparable hotels owned as of December 31, 2021, compared to the 2021 third, second and first quarters:

	Q4 2021 RevPAR	Q3 2021 RevPAR	Q2 2021 RevPAR	Q1 2021 RevPAR
Occupancy	65%	71%	69%	53%
ADR	$141	$150	$127	$107
RevPAR	$92	$107	$87	$56
% Change in RevPAR to Prior Year	93%	92%	177%	(41)%

The below chart summarizes RevPAR statistics by month for the company’s 40 comparable hotels:

	October	November	December	January '22
Occupancy – 2021	72%	66%	58%	50%
ADR – 2021	$148	$137	$135	$133
RevPAR – 2021	$107	$90	$79	$67
RevPAR – 2020	$56	$46	$41	$48
% Change in RevPAR	90%	96%	94%	40%

Fisher continued, “Fourth quarter RevPAR at our 40 comparable hotels was $92, up 93 percent over the same period of 2020 and down 23 percent over the 2019 fourth quarter. Compared to 2019, October, November and December RevPAR were down 26, 24 and 16 percent, respectively. Reflecting the adverse impact from the COVID-19 Omicron variant, January RevPAR of $67 trended down to a decline of 36 percent compared to 2019, but encouragingly, through February 21st, RevPAR has rebounded significantly to $87, up 30 percent versus January.

“Our portfolio did significantly better than the industry with October and fourth quarter occupancy of 72 percent and 65 percent compared to industry-wide occupancy of 63 percent and 58 percent, respectively. Weekday occupancy reached 69 percent in October, higher than third quarter weekday occupancy of 68 percent before easing to 63 percent in November and 57 percent in December. Weekend occupancy was 71 percent during the fourth quarter, continuing the pandemic trend where leisure driven demand is highest,” Fisher stated.

RevPAR performance for Chatham’s six largest markets based on hotel EBITDA contribution over the last twelve months is presented below:

	Q4 2021 RevPAR	Change vs. Q4 2020	Q3 2021 RevPAR	Q2 2021 RevPAR	Q1 2021 RevPAR
40 - Hotel Portfolio	$92	93%	$107	$87	$56
Silicon Valley	$74	61%	$80	$73	$54
Coastal Northeast	$122	92%	$219	$120	$48
Greater New York	$139	74%	$159	$123	$87
Dallas	$74	139%	$66	$78	$44
Los Angeles	$130	65%	$135	$103	$82
Houston	$70	104%	$72	$70	$52

“Since the start of the pandemic, our Coastal Northeastern and Greater New York hotels have produced some of the best results in our portfolio. Our Coastal Northeastern markets have benefited from strong leisure demand, while our Greater New York hotels have been the beneficiary of a multitude of demand generators,” commented Dennis Craven, Chatham’s chief operating officer.

“As we head into 2022, our largest market, Silicon Valley, and other technology dependent markets, such as Bellevue, Washington, are poised to significantly outperform and deliver outsized earnings growth as the business traveler returns, international travel opens up, technology related training and product development resumes and, importantly, the intern programs return. Like the surge in leisure travel in 2021, we believe business travel will return with a vengeance,” Craven noted.

Approximately 60 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 60 percent. Fourth quarter 2021 occupancy, ADR and RevPAR for each of the company’s major brands, based on the 40 comparable hotels, is presented below (number of hotels in parentheses):

	Residence Inn (17)	Homewood Suites (7)	Courtyard (5)	Hilton Garden Inn (4)	Hampton Inn (3)
Occupancy - 2021	68%	68%	64%	53%	68%
ADR – 2021	$143	$127	$117	$161	$155
RevPAR – 2021	$97	$86	$75	$84	$105
RevPAR – 2020	$60	$41	$28	$36	$57
% Change in RevPAR	64%	112%	170%	137%	84%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures per month during the 2021 fourth quarter and for the three months ended September 30, 2021, June 30, 2021, and March 31, 2021. RevPAR is based on the 40 comparable hotels. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Oct.	Nov.	Dec.	Q4 2021	Q3 2021	Q2 2021	Q1 2021
RevPAR - 2021	$107	$90	$79	$92	$107	$87	$56
Gross operating profit	$10.3	$7.1	$6.0	$23.4	$28.6	$21.5	$9.4
Hotel EBITDA	$8.3	$5.2	$4.1	$17.6	$22.5	$15.6	$3.5
GOP margin	47%	39%	36%	41%	45%	43%	31%
Hotel EBITDA margin	37%	29%	25%	31%	35%	31%	11%

Craven added, “compared to the 2020 fourth quarter, we created meaningful flow-through of 58 percent, which is particularly impressive given the quick pivot required to adjust our operating standards to stay ahead of the RevPAR decline caused by the reduction in travel due to the onset of the Omicron variant of COVID-19. On a per occupied room basis, our wage and benefit costs were $32 in the quarter, down from $33 in the 2020 fourth quarter and approximately 14 percent below fourth quarter 2019 per occupied room costs of $37.”

Corporate Update

The below chart summarizes key financial performance measures during the fourth quarter and for the three months ended September 30, 2021, June 30, 2021, and March 31, 2021. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt (approximately $2.2 million per quarter), as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow/(burn) before CAPEX is calculated as Corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Oct.	Nov.	Dec.	Q4 2021	Q3 2021	Q2 2021	Q1 2021
RevPAR - 2021	$107	$90	$79	$92	$107	$87	$56
Hotel EBITDA	$8.3	$5.2	$4.1	$17.6	$22.5	$15.6	$3.5
Corporate EBITDA	$7.3	$4.2	$3.5	$15.0	$19.6	$12.5	$1.1
Debt Service & Preferred	$(3.3)	$(3.3)	$(3.3)	$(9.9)	$(9.6)	$(8.5)	$(8.7)
Cash flow/(burn) before CAPEX	$4.0	$0.9	$0.2	$5.1	$10.0	$4.0	$(7.6)

Chatham has estimated liquidity of $199 million, including cash of approximately of $19 million, as of December 31, 2021, and remaining borrowing capacity on the credit facility of $180 million.

Opening of Home2 Suites in California

In January 2022, Chatham announced the opening of the 170-suite Home2 Suites by Hilton Woodland Hills Warner Center. The opening adds another high-quality, extended-stay hotel to the portfolio. The hotel was constructed to the highest building standards in the country. The hotel will generate one of the highest RevPARs in Chatham’s portfolio. The hotel is the only premium-branded, extended-stay room product within an 11-mile radius of the hotel and will appeal to any traveler coming to the area for business, leisure or both.

Warner Center is located within the highly desirable San Fernando Valley submarket of Los Angeles. The San Fernando Valley encompasses some of the most coveted and affluent communities in southern California. Warner Center currently generates significant standalone demand with 10 million square feet

(SF) of office space with approximately 50,000 employees, almost 8 million SF of retail space and is home to over 20,000 local residents. The city of Los Angeles introduced the Warner Center 2035 Plan, a development blueprint that emphasizes mixed-use and transit-oriented development, walkability and sustainability with a goal of further urbanizing the zoning district. The Warner Center 2035 Plan facilitates the creation of a Regional Center where people can live, work and play. The plan encompasses approximately 1,100 acres and allows for a net increase of 12.5 million SF of office, 2.3 million SF of retail and 23.5 million SF of new residential apartments (across 20,000 units).

“This beautiful asset is an ideal addition to our industry leading portfolio of premium-branded, extended stay hotels. We know that this hotel provides the best all-around lodging experience in the market with an awesome public space that includes a full-service, indoor/outdoor bar and restaurant along with large rooms equipped with kitchens,” Fisher highlighted. “The Warner Center market is poised to boom over the next decade, and components of the Warner Center 2035 Plan already are underway, including the massive Westfield Mall redevelopment and new retail space, as well as several, new residential communities. The future prospects for this hotel are great.”

Hotel Recycling

The opening of Home2 Suites Woodland Hills concludes the successful recycling of the proceeds from the sale of an older hotel in San Diego for $67 million into the Woodland Hills hotel with an investment of $70 million, and Chatham expects the reinvestment will contribute incremental, stabilized EBITDA of more than $1 million compared to the sold hotel.

“In 2022, we will continue to recycle capital out of older assets into newer hotels with higher growth prospects. We have emerged from the pandemic with a stronger balance sheet and have the capacity to make value-enhancing acquisitions and generate incremental cash flow,” Craven commented.

Hotel Investments

During the 2021 fourth quarter, the company incurred capital expenditures of $4.3 million, excluding any spending related to the Warner Center development. Chatham’s 2022 capital expenditure budget is approximately $23.7 million, which includes renovations at five hotels and excludes any spending related to the Warner Center development.

Capital Markets & Capital Structure

As of December 31, 2021, the company had net debt of $525.8 million (total consolidated debt less unrestricted cash), down $62.8 million from December 31, 2020. Total debt outstanding as of December 31, 2021, was $544.9 million at an average interest rate of 4.7 percent, comprised of $439.9 million of fixed-rate mortgage debt at an average interest rate of 4.6 percent, $70.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 3.0 percent interest rate, and $35.0 million outstanding on the Warner Center construction loan, which carries a 7.75 percent interest rate.
Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 30.6 percent on December 31, 2021, down from 35.8 percent on December 31, 2020. The weighted average maturity date for Chatham’s fixed-rate debt is April 2024.
During the fourth quarter, Chatham completed a successful amendment and extension of its credit facility, which extends the final maturity date to March 2024, including extension options, and provides for the waiver of key financial covenants until June 30, 2022. There was no change in pricing relative to prior levels. Participating lenders in the credit facility include Barclays Bank PLC, Regions Bank, Citibank

N.A., US Bank National Association, Wells Fargo Bank National Association, Bank of America N.A., Citizens Bank N.A. and BMO Harris Bank N.A.

“With this amendment, our balance sheet remains strong and provides us the flexibility to invest meaningful dollars to acquire assets. We have no debt maturities in 2022 and only $114 million of debt maturing in 2023,” stated Jeremy Wegner, Chatham’s chief financial officer.

Dividend

No common dividend was necessary for Chatham to maintain its REIT status for 2021. The Board of Trustees will regularly evaluate its common dividend moving forward. Pursuant to its amended credit facility, any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

During the fourth quarter, the Board of Trustees declared a preferred share dividend of $0.41406 per share, payable on January 18, 2022, to shareholders of record as of December 31, 2021.

2022 Guidance

Due to uncertainty surrounding the hotel industry, the company is not providing guidance at this time.

Earnings Call

The company will hold its fourth quarter 2021 conference call later today at 10:30 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Thursday, March 3, 2022, by dialing 1-844-512-2921, reference number 13726138. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 42 hotels totaling 6,340 rooms/suites in 16 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

The company calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.
The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
The company calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.
Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended

(the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

One of the most significant factors, however, is the ongoing impact of the current outbreak of the COVID-19 pandemic on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The current outbreak of the COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of the COVID-19 pandemic at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a Fourth-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2021	December 31, 2020

Assets:
Investment in hotel properties, net	$1,282,870	$1,265,174
Investment in hotel properties under development	67,554	43,651
Cash and cash equivalents	19,188	21,124
Restricted cash	10,681	10,329
Right of use asset, net	19,985	20,641
Hotel receivables (net of allowance for doubtful accounts of $382 and $248, respectively)	3,003	1,688
Deferred costs, net	4,627	5,384
Prepaid expenses and other assets	2,791	2,266
Total assets	$1,410,699	$1,370,257
Liabilities and Equity:
Mortgage debt, net	$439,282	$460,145
Revolving credit facility	70,000	135,300
Construction loan	35,007	13,325
Accounts payable and accrued expenses	27,718	25,374
Distributions and losses in excess of investments in unconsolidated real estate entities	—	19,951
Lease liability, net	22,696	23,233
Distributions payable	1,803	469
Total liabilities	596,506	677,797
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 0 shares issued and outstanding at December 31, 2021 and 2020, respectively	48	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,768,890 and 46,973,473 shares issued and outstanding at December 31, 2021 and 2020, respectively	487	470
Additional paid-in capital	1,048,070	906,000
Accumulated deficit	(251,103)	(228,718)
Total shareholders’ equity	797,502	677,752
Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	16,691	14,708
Total equity	814,193	692,460
Total liabilities and equity	$1,410,699	$1,370,257

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue:
Room	$52,159	$26,360	$187,369	$130,564
Food and beverage	1,380	301	3,525	2,718
Other	3,452	2,029	11,350	7,589
Reimbursable costs from unconsolidated entities	331	875	1,731	4,045
Total revenue	57,322	29,565	203,975	144,916
Expenses:
Hotel operating expenses:
Room	11,859	7,069	40,396	31,883
Food and beverage	911	254	2,404	2,456
Telephone	388	378	1,502	1,451
Other hotel operating	647	326	2,299	1,629
General and administrative	5,473	4,187	20,424	16,733
Franchise and marketing fees	4,577	2,375	16,560	11,608
Advertising and promotions	1,051	772	3,721	3,983
Utilities	2,557	2,259	10,255	9,229
Repairs and maintenance	3,351	2,448	11,784	9,799
Management fees	2,015	1,125	7,156	5,289
Insurance	721	357	2,792	1,438
Total hotel operating expenses	33,550	21,550	119,293	95,498
Depreciation and amortization	13,860	13,522	54,215	53,871
Impairment loss	5,640	—	5,640	—
Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
Property taxes, ground rent and insurance	5,879	4,879	23,826	23,040
General and administrative	3,759	3,353	15,752	11,564
Other charges	78	1,601	711	4,385
Reimbursable costs from unconsolidated entities	331	875	1,731	4,045
Total operating expenses	63,097	45,780	221,168	207,685
Operating loss before gain (loss) on sale of hotel property	(5,775)	(16,215)	(17,193)	(62,769)
Gain (loss) on sale of hotel property	—	21,113	(21)	21,116
Operating (loss) income	(5,775)	4,898	(17,214)	(41,653)
Interest and other income	140	32	243	179
Interest expense net of amounts capitalized, including amortization of deferred fees	(5,811)	(7,010)	(24,460)	(28,122)
Loss from unconsolidated real estate entities	—	(1,325)	(1,231)	(7,424)
Gain on sale of investment in unconsolidated real estate entities	—	—	23,817	—
Loss before income tax expense	(11,446)	(3,405)	(18,845)	(77,020)
Income tax expense	—	—	—	—
Net loss	(11,446)	(3,405)	(18,845)	(77,020)
Net loss attributable to non-controlling interest	257	49	435	997
Net loss attributable to Chatham Lodging Trust	(11,189)	(3,356)	(18,410)	(76,023)
Preferred dividends	(1,987)	—	(3,975)	—
Net loss attributable to common shareholders	$(13,176)	$(3,356)	$(22,385)	$(76,023)
Loss per Common Share - Basic:
Net loss attributable to common shareholders	$(0.27)	$(0.07)	$(0.46)	$(1.62)
Loss per Common Share - Diluted:
Net loss attributable to common shareholders	$(0.27)	$(0.07)	$(0.46)	$(1.62)
Weighted average number of common shares outstanding:
Basic	48,756,792	46,969,483	48,349,027	46,961,039
Diluted	48,756,792	46,969,483	48,349,027	46,961,039
Distributions per common share:	$—	$—	$—	$0.22

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2021	2020	2021	2020
Funds From Operations (“FFO”):
Net loss	$(11,446)	$(3,405)	$(18,845)	$(77,020)
Preferred dividends	(1,987)	—	(3,975)	—
Net loss attributable to common shares and common units	(13,433)	(3,405)	(22,820)	(77,020)
(Gain) loss on sale of hotel property	—	(21,113)	21	(21,116)
(Gain) loss on sale of assets within the unconsolidated real estate entities	—	(1)	—	2
Gain on sale of investment in unconsolidated real estate entities	—	—	(23,817)	—
Depreciation	13,795	13,461	53,967	53,627
Impairment loss	5,640	—	5,640	—
Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
Impairment loss within the unconsolidated real estate entities	—	—	—	1,388
Adjustments for unconsolidated real estate entity items	—	793	568	4,434
FFO attributed to common share and unit holders	6,002	(10,265)	13,559	(23,403)
Other charges	78	1,601	711	4,385
Adjustments for unconsolidated real estate entity items	—	4	46	9
Adjusted FFO attributed to common share and unit holders	$6,080	$(8,660)	$14,316	$(19,009)
Weighted average number of common shares and units
Basic	49,732,894	47,686,099	49,281,763	47,635,600
Diluted	50,038,285	47,686,099	49,490,938	47,635,600

	For the three months ended		For the years ended
	December 31,		December 31,
	2021	2020	2021	2020
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net loss	$(11,446)	$(3,405)	$(18,845)	$(77,020)
Interest expense	5,811	7,010	24,460	28,122
Depreciation and amortization	13,860	13,522	54,215	53,871
Adjustments for unconsolidated real estate entity items	—	1,488	1,184	8,965
EBITDA	8,225	18,615	61,014	13,938
Impairment loss	5,640	—	5,640	—
Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
Impairment loss within the unconsolidated real estate entities	—	—	—	1,388
(Gain) loss on sale of hotel property	—	(21,113)	21	(21,116)
(Gain) loss on the sale of assets within unconsolidated real estate entities	—	(1)	—	2
Gain on sale of investment in unconsolidated real estate entities	—	—	(23,817)	—
EBITDAre	13,865	(2,499)	42,858	9,494
Other charges	78	1,601	711	4,385
Adjustments for unconsolidated real estate entity items	—	4	46	9
Share based compensation	1,238	1,125	4,823	4,597
Adjusted EBITDA	$15,181	$231	$48,438	$18,485

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the years ended
		December 31,		December 31,
		2021	2020	2021	2020

Net loss		$(11,446)	$(3,405)	$(18,845)	$(77,020)
Add:	Interest expense	5,811	7,010	24,460	28,122
	Depreciation and amortization	13,860	13,522	54,215	53,871
	Corporate general and administrative	3,759	3,353	15,752	11,564
	Other charges	78	1,601	711	4,385
	Impairment loss	5,640	—	5,640	—
	Loss from unconsolidated real estate entities	—	1,325	1,231	7,424
	Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
	Loss on sale of hotel property	—	—	21	—
Less:	Interest and other income	(140)	(34)	(243)	(179)
	Gain on sale of hotel property	—	(21,113)	—	(21,116)
	Gain on sale of investment in unconsolidated real estate entities	—	—	(23,817)	—
	Adjusted Hotel EBITDA	$17,562	$2,259	$59,125	$22,333